EXHIBIT 31.2

CERTIFICATIONS

I, Brian R. Neill, certify that:

1.	I have reviewed this annual report on Form 10-K/A for Medical Connections Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 20, 2011	By:	/s/ Brian R. Neill
Brian R. Neill, Chief Financial Officer